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                                                                    Exhibit 99.9


                        Consent of Designated Director



Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, Joseph
P. Hoar, hereby consent to be designated a director of Aloha Holdings, Inc. in the Registration Statement on Form S-4 of TurnWorks Acquisition III, Inc., initially filed with the Securities and Exchange Commission on February 14, 2002 and any amendments thereto.

Dated:   February 8, 2002


                                            /s/ Joseph P. Hoar
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